Exhibit 99.1

NEWS RELEASE

CONTACT:	Investor Relations	Corporate Communications
	435.634.3200	435.634.3553
	Investor.relations@skywest.com	corporate.communications@skywest.com

SkyWest, Inc. Announces Third Quarter 2017 Profit

•                  Third quarter 2017 net income of $54 million, or $1.01 per diluted share

•                  Profitability improvement continued under on-going fleet transition

•                  Announcement during Q3 2017 for 45 new aircraft anticipated to provide growth into 2019

ST. GEORGE, Utah, October 25, 2017 — SkyWest, Inc. (NASDAQ: SKYW) (“SkyWest”) today reported financial and operating results for Q3 2017, including net income of $54 million, or $1.01 per diluted share, compared to net income of $41 million, or $0.79 per diluted share for Q3 2016. The Q3 2016 results included early lease return costs of $9 million, representing a reduction of $0.11 in diluted earnings (previously reported).  The Q3 2017 diluted earnings per share increased 28 percent from Q3 2016, or 12 percent after adjusting for the early lease charges included in the Q3 2016 results.  The improvement in net income over Q3 2016 was primarily due to SkyWest’s continued fleet transition, including the addition of 37 new E175s, and the removal of 50 ERJ145s/135s and 22 CRJ200s since Q3 2016.

Commenting on the results, Chip Childs, Chief Executive Officer of SkyWest, said “Our results reflect strong production, solid operating performance and ongoing fleet transition improvements. Additionally, our teams did a great job of managing severe weather events during the quarter. None of this is possible without our outstanding professionals and the work they do each day to provide an excellent product to our customers.”

Q3 2017 Financial Highlights

Revenue was $832 million in Q3 2017, up from $800 million in Q3 2016. The increase in revenue included the net impact of adding 37 new E175 aircraft since Q3 2016, partially offset by the removal of 75 unprofitable or less profitable aircraft over the same period, including 50 ERJ145s/135s, 22 CRJ200s and three net CRJ700s/900s.

Operating expenses were $720 million in Q3 2017, up from $714 million in Q3 2016. The slight increase in operating expense was primarily due to higher fuel costs and an increase in engine maintenance costs as an increasing percentage of our fleet are under long term power-by-the-hour maintenance agreements.

Q3 2017 Operational Update

In Q3 2017, SkyWest Airlines, Inc. (“SkyWest Airlines”) announced the order of 30 new E175 SC aircraft to be placed under contract with Delta Air Lines (“Delta”) and 15 new E175 aircraft to be placed under contract with Alaska Airlines (“Alaska”).  SkyWest Airlines took delivery of one E175 aircraft during Q3 2017. SkyWest Airlines anticipates adding three new E175 aircraft in Q4 2017 and 42 new E175/E175 SC aircraft in 2018.  The anticipated delivery dates for the 42 E175/E175 SC aircraft are heavily weighted from mid-2018 to the end of 2018.  We expect to have a total of 149 E-175 aircraft in our fleet by the end of 2018.

During Q3 2017, ExpressJet Airlines, Inc. (“ExpressJet”) announced a five-year extension to its ERJ145 flying contract with United Airlines (“United”) effective January 1, 2018.  Financial terms of the agreement were not disclosed.

ExpressJet also initiated the wind down of its remaining dual-class flying agreement with Delta during Q3 2017.  As of September 30, 2017, ExpressJet operated 57 CRJ700s/900s under its Delta flying agreement.  Of the 57 aircraft, ExpressJet anticipates returning 27 leased aircraft to Delta over the next several quarters and removing 30 CRJ700 aircraft from service with Delta from mid-2018 to the end of 2018.  ExpressJet is pursuing placement of the 30 CRJ700 aircraft with other partners, of which eight aircraft are scheduled to be placed under an agreement with American Airlines (“American”) following the removal from service with Delta.

Operating Performance:

Flight completion rates at SkyWest Airlines and ExpressJet for Q3 2017 and Q3 2016 are summarized as follows:

	SkyWest Airlines		ExpressJet
	Q3 2017	Q3 2016	Q3 2017	Q3 2016
Adjusted Completion *	99.9%	99.9%	99.9%	99.8%
Raw Completion	98.9%	99.4%	95.3%	96.7%

* Adjusted Completion excludes weather cancellations. Raw Completion includes weather cancellations.

Q3 2017 Capital and Liquidity

SkyWest had $675 million in cash and marketable securities at September 30, 2017, up $110 million from December 31, 2016 and up $40 million from June 30, 2017. During the third quarter of 2017, SkyWest used $52 million in cash towards aircraft deposits and the purchase of one E175 aircraft. SkyWest did not repurchase any stock this quarter under its $100 million share repurchase program of which $90 million remains authorized.

Total debt decreased by $75 million during the third quarter of 2017, primarily from scheduled principal payments. In Q3 2017, excluding aircraft purchased, SkyWest used $30 million for other capital investments, including spare engines and aircraft parts.

Reconciliation of Non-GAAP financial measures

Although SkyWest’s financial statements are prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), SkyWest management believes that certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of SkyWest’s ongoing operations and may be useful for period-over-period comparisons of such operations.  The following table sets forth supplemental financial data and corresponding reconciliations to GAAP financial statements for the three months ended September 30, 2016 (previously reported).  SkyWest did not have a comparable adjustment for the three months ended September 30, 2017.  Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP.  These non-GAAP financial measures exclude some, but not all, items that may affect SkyWest’s net income.  Additionally, these calculations may not be comparable with similarly titled measures of other companies.

Reconciliation to Adjusted Net Income and Diluted Earnings per Share (unaudited)

(Dollars in thousands, except per diluted share)

	Three months ended September 30, 2016
	Pre-tax income	Income tax	Net Income	Net Income per Diluted Share
GAAP income	$66,560	$(25,238)	$41,322	$0.79
Q3 2016 Adjustments (1)	9,223	(3,497)	5,726	$0.11
Non-GAAP income	$75,783	$(28,735)	$47,048	$0.90

(1) Adjusts for early lease return charges on six CRJ700s of approximately $9.2 million. This adjustment allows investors to better understand and analyze our recurring core performance in the period presented.

About SkyWest

SkyWest, Inc. is the holding company for two scheduled passenger airline operations and an aircraft leasing company. SkyWest’s airline companies provide commercial air service in cities throughout North America with nearly 3,000 daily flights carrying more than 50 million passengers annually. SkyWest Airlines operates through partnerships with United Airlines (“United”), Delta Air Lines (“Delta”), American Airlines (“American”) and Alaska Airlines (“Alaska”). ExpressJet Airlines operates through partnerships with United, Delta and American. Based in St. George, Utah, SkyWest continues to set the standard for excellence across the regional industry with unmatched value for customers, shareholders and its more than 17,000 employees.

SkyWest will host its conference call to discuss third quarter 2017 results today, October 25, 2017, at 2:30 p.m. Mountain Time. The conference call number is 1-877-418-5293 for domestic callers, 1-866-605-3852 for Canada callers and 1-412-717-9593 for other international callers. Please call up to ten minutes in advance to ensure you are connected prior to the start of the call. The conference call will also be available live on the Internet at https://www.webcaster4.com/Webcast/Page/1088/22930.  This press release and additional information regarding SkyWest, including access information for the digital rebroadcast of the third quarter 2017 earnings call, participation at investor conferences, investor presentations and monthly traffic statistic releases, can be accessed at inc.skywest.com.

Forward Looking-Statements

In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “forecasts”, “expects,” “intends,” “believes,” “anticipates,” “estimates”, “should,” “likely” and similar expressions identify forward-looking statements. Such statements include, but are not limited to, statements about SkyWest’s future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, and other statements that are not historical facts. All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date. SkyWest assumes no obligation to update any forward-looking statement. Readers should note that many factors could affect the future operating and financial results of SkyWest, SkyWest Airlines or ExpressJet, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release. These factors include, but are not limited to, the prospects of entering into agreements with existing or other carriers to fly new aircraft, ongoing negotiations between SkyWest, SkyWest Airlines and ExpressJet and their major partners regarding their contractual obligations, uncertainties regarding operation of new aircraft, the ability to attract and retain qualified pilots, the impact of regulatory issues such as pilot rest rules and qualification requirements, and the ability to obtain aircraft financing.

Actual operational and financial results of SkyWest, SkyWest Airlines and ExpressJet will likely also vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of other reasons, including, in addition to those identified above: the challenges and costs of integrating operations and realizing anticipated synergies and other benefits from the acquisition of ExpressJet; the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; the financial stability of SkyWest’s major partners and any potential impact of their financial condition on the operations of SkyWest, SkyWest Airlines, or ExpressJet; fluctuations in flight schedules, which are determined by the major partners for whom SkyWest’s operating airlines conduct flight operations; variations in market and economic conditions; significant aircraft lease and debt commitments; realization of manufacturer residual value guarantees on applicable SkyWest aircraft; residual aircraft values and related impairment charges; labor relations and costs; the impact of global instability; rapidly fluctuating fuel costs, and potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; the ability to attract and retain qualified pilots and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ materially from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

SkyWest, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Dollars and Shares in Thousands, Except per Share Amounts)

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2017	2016	2017	2016
OPERATING REVENUES
Passenger	$812,295	$781,475	$2,349,047	$2,310,678
Ground handling and other	19,641	18,301	58,063	52,512
Total operating revenues	831,936	799,776	2,407,110	2,363,190

OPERATING EXPENSES
Salaries, wages and benefits	303,997	305,958	899,966	915,743
Aircraft maintenance, materials and repairs	148,787	143,573	433,467	424,722
Depreciation and amortization	74,095	71,743	215,415	209,431
Aircraft rentals	54,976	65,766	168,098	205,458
Aircraft fuel	42,071	33,189	113,564	90,827
Ground handling services	16,693	16,498	52,130	54,225
Other operating expenses	78,948	77,215	229,211	231,004
Total operating expenses	719,567	713,942	2,111,851	2,131,410
OPERATING INCOME	112,369	85,834	295,259	231,780

OTHER INCOME (EXPENSE)
Interest income and other	1,408	591	3,398	1,506
Interest expense	(27,101)	(19,865)	(78,713)	(55,876)
Total other expense, net	(25,693)	(19,274)	(75,315)	(54,370)

INCOME BEFORE INCOME TAXES	86,676	66,560	219,944	177,410
PROVISION FOR INCOME TAXES	32,960	25,238	80,966	68,751
NET INCOME	$53,716	$41,322	$138,978	$108,659

BASIC EARNINGS PER SHARE	$1.04	$0.80	$2.68	$2.11
DILUTED EARNINGS PER SHARE	$1.01	$0.79	$2.62	$2.08

Weighted average common shares
Basic	51,833	51,627	51,801	51,421
Diluted	53,080	52,471	53,087	52,224

SkyWest, Inc. and Subsidiaries

Summary of Consolidated Balance Sheets

(Dollars in Thousands)

(Unaudited)

	September 30, 2017	December 31, 2016
Cash, restricted cash, and marketable securities	$675,443	$564,907
Other current assets	318,689	352,885
Total current assets	$994,132	$917,792

Property and equipment, net	4,093,264	3,782,897
Deposit on aircraft	49,000	38,800
Other long term assets	253,050	268,477
Total assets	$5,389,446	$5,007,966

Current portion, long-term debt	$303,423	$305,460
Other current liabilities	495,711	441,805
Total current liabilities	$799,134	$747,265

Long-term debt, net of current maturities	2,380,792	2,240,051
Other long-term liabilities	733,805	669,707
Stockholders’ equity	1,475,715	1,350,943
Total liabilities and stockholders’ equity	$5,389,446	$5,007,966

Unaudited Operating Highlights

	Three Months Ended September 30				Nine Months Ended September 30
	2017	2016	Change		2017	2016	Change
Block hours	469,901	493,547	(4.8)%		1,389,684	1,473,756	(5.7)%
Departures	281,921	296,962	(5.1)%		826,109	879,891	(6.1)%

Passengers carried	13,475,674	14,028,703	(3.9)%		38,861,025	40,612,654	(4.3)%
Passenger load factor	80.0%	83.4%	(2.6	)pts	80.2%	81.9%	(1.7	)pts

Average passenger trip length	503	517	(1.7)%		511	523	(2.3)%

SkyWest, Inc. and Subsidiaries

Additional Operational Information (unaudited)

SkyWest’s total fleet in service decreased by 22 aircraft during Q3 2017, as follows:

Aircraft in scheduled service at June 30, 2017:		626
Additions:
New E175 aircraft:		1
Removals, net:
ERJ145/135 aircraft:	(6)
CRJ200 aircraft:	(15)
CRJ900 aircraft:	(4)
Total Removals, net:		(25)
Temporary placement of used CRJ700 aircraft:		2
Aircraft in scheduled service at September 30, 2017:		604

SkyWest’s total fleet in service decreased by 38 aircraft over the last twelve months, as follows:

Aircraft in scheduled service at September 30, 2016:		642
Additions:
New E175 aircraft:		37
Removals, net:
ERJ145/135 aircraft:	(50)
CRJ200 aircraft:	(22)
CRJ900 aircraft:	(4)
Total Removals, net:		(76)
Temporary placement of used CRJ700 aircraft:		1
Aircraft in scheduled service at September 30, 2017:		604

SkyWest, Inc. and Subsidiaries

Additional Operational Information (continued and unaudited)

Completed Block Hours by Aircraft Type and by Airline

	Three months ended September 30			Nine months ended September 30
By Aircraft Type:	2017	2016	Variance %	2017	2016	Variance %
E175s	99,069	57,760	71.5	269,048	151,373	77.7
CRJ700/900s	150,334	151,659	(0.9)	432,760	471,026	(8.1)
Dual-class aircraft	249,403	209,419	19.1	701,808	622,399	12.8

CRJ200s	136,898	159,492	(14.2)	407,649	476,521	(14.5)
ERJ145/135s	83,600	124,636	(32.9)	280,227	374,836	(25.2)
50-seat aircraft	220,498	284,128	(22.4)	687,876	851,357	(19.2)
Total Block Hours	469,901	493,547	(4.8)	1,389,684	1,473,756	(5.7)

	Three months ended September 30			Nine months ended September 30
By Airline:	2017	2016	Variance %	2017	2016	Variance %
SkyWest Airlines	326,608	282,287	15.7	908,364	835,445	8.7
ExpressJet	143,293	211,260	(32.2)	481,320	638,311	(24.6)
Total Block Hours	469,901	493,547	(4.8)	1,389,684	1,473,756	(5.7)

Quarterly Fleet and Block Hour Production Forecast for 2017

Fleet (1):	As of 12/31/2016	As of 3/31/2017	As of 6/30/2017	As of 9/30/2017	As of 12/31/2017
	(Actual)	(Actual)	(Actual)	(Actual)	(Estimate)
E175s	86	93	103	104	107
CRJ700/900s	194	194	193	191	181
CRJ200s	213	208	206	191	196
ERJ145s/135s	159	137	124	118	108
Totals	652	632	626	604	592

Production (2):	Q1-2017	Q2-2017	Q3-2017	Q4-2017	Total 2017
	(Actual)	(Actual)	(Actual)	(Estimate)	(Estimate)
Block Hours	452,683	467,100	469,901	444,000	1,834,000

(1) Fleet count excludes aircraft removed from scheduled service. Actual fleet counts may vary from the forecast due to timing of aircraft removed from service, timing of aircraft transitioned into service and timing of new aircraft deliveries.

(2) Actual production may vary from estimates for various reasons including, but not limited to, timing of aircraft removals and deliveries and anticipated flight completion rates. SkyWest has discontinued providing ASM forecasts, as ASMs is not a meaningful metric in SkyWest’s capacity purchase agreements.